EXHIBIT 32

CERTIFICATION
Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned, Edward S. Lampert, Chairman of the Board and Chief Executive Officer of Sears Holdings Corporation (the “Company”) and Robert A. Schriesheim, Executive Vice President and Chief Financial Officer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2013 (the “Report”).

Each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 19, 2013

/s/ Edward S. Lampert
Edward S. Lampert
Chairman of the Board and Chief Executive Officer
/s/ Robert A. Schriesheim
Robert A. Schriesheim
Executive Vice President and
Chief Financial Officer